EX.99.j.i

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #825 to the Registration Statement on Form N-1A of Boston Common ESG Impact Emerging Markets Fund, a series of Professionally Managed Portfolios.

                        /s/    TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 10, 2021